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                                                                   Exhibit 11.1


               STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                               RESPIRONICS, INC.

                                                                               YEAR ENDED JUNE 30
                                                                         1996         1995         1994
                                                                     -----------  -----------   ----------
PRIMARY

Average shares outstanding                                            17,443,907   16,492,113   16,271,710

Net effect of dilutive stock options--based on the treasury
 stock method using average market price                                 880,593    1,040,309    1,008,970
                                                                     -----------  -----------   ----------
  TOTAL                                                               18,324,500   17,532,422   17,280,680
                                                                     ===========  ===========   ==========

Net income                                                           $15,338,608  $11,677,027   $4,741,244
                                                                     ===========  ===========   ==========

Per share amount:

Net income                                                                 $0.84        $0.67        $0.27
                                                                     ===========  ===========   ==========

FULLY DILUTED

Average shares outstanding                                            17,443,907   16,492,113   16,271,710

Net effect of dilutive stock options--based on the treasury
     stock method using year end market price, if higher than
     average market price                                                882,768    1,148,200    1,008,970
                                                                     -----------  -----------   ----------

          TOTAL                                                       18,326,675   17,640,313   17,280,680
                                                                     ===========  ===========   ==========

Net income                                                           $15,338,608  $11,677,027   $4,741,244
                                                                     ===========  ===========   ==========

Per share amount:

Net income                                                                 $0.84        $0.66        $0.27
                                                                     ===========  ===========   ==========